Exhibit 99.1

Ikena Appoints Richard Wooster, Ph.D., to its Board of Directors

BOSTON, Jan. 26, 2022 – Ikena Oncology, Inc. (Nasdaq: IKNA, “Ikena”), a targeted oncology company navigating new territory in patient-directed cancer treatment, today announced the appointment of Richard Wooster, Ph.D. to its Board of Directors. Dr. Wooster brings more than 30 years of experience in oncology drug discovery and development, and dissecting the genetics of cancer and will provide invaluable insight to Ikena as the Company progresses several programs to benefit patients with difficult-to-treat cancers.

“Richard’s deep research experience and passion for understanding the genetics of cancer and developing new first-in-class targeted oncology therapies makes him an ideal member of the Ikena team. He brings novel insights and experience that will be indispensable as we continue to build our pipeline,” said Mark Manfredi, Ph.D., Chief Executive Officer of Ikena. “We are honored to welcome him to our Board of Directors as we continue to advance our targeted oncology programs.”

Dr. Wooster is a veteran in the drug discovery industry with more than 15 years of experience leading oncology programs for pharmaceutical and biotechnology companies. He most recently served as the Chief Scientific Officer at Translate Bio, which was acquired by Sanofi in September 2021. Dr. Wooster joined Translate Bio from Tarveda Therapeutics where he was Chief Scientific Officer and President of R&D. In addition to advancing multiple programs from early-stage discovery into the clinic, Dr. Wooster helped the company raise multiple rounds of private funding to advance the business. Prior to Tarveda, he was Vice President and Discovery Performance Unit Head in Oncology at GlaxoSmithKline. Dr. Wooster began his career in academia at the Institute of Cancer Research where he discovered the BRCA2 gene and as a founder of the Cancer Genome Project at the Wellcome Trust Sanger Institute where mutations in BRAF were first discovered. He received his Ph.D. from the University of Dundee in the UK and has co-authored over 100 publications, book chapters, and patents.

“I am thrilled to join Ikena’s Board of Directors, just as they are entering the clinic with IK-930, a program in an emerging space that has the potential to not only benefit primary tumors, but to pinpoint and target pathways of cancer resistance,” said Dr. Wooster. “The dedication of this team to defining patient needs by the make-up and behavior of their tumor is a key component in the evolution of the oncology landscape. I look forward to working alongside the esteemed team of experts at Ikena to bring potentially life-changing precision treatments to people with cancer,” said Dr. Wooster.

About Ikena Oncology

Ikena Oncology is focused on developing novel therapies targeting key signaling pathways that drive the formation and spread of cancer. The Company’s lead targeted oncology program, IK-930, is a TEAD inhibitor addressing the Hippo signaling pathway, a known tumor suppressor pathway that also drives resistance to multiple targeted therapies. Additional programs include an ERK5 inhibitor program targeting the RAS signaling pathway and programs targeting the tumor microenvironment and immune signals, two of which are being developed in collaboration with Bristol Myers Squibb, including IK-175, an aryl hydrocarbon receptor antagonist designed to modulate the tumor microenvironment. Ikena’s pipeline is built on addressing genetically defined or biomarker-driven cancers and developing therapies that can serve specific patient populations in need of new therapeutic options. To learn more, visit www.ikenaoncology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Ikena Oncology, Inc., including statements about the therapeutic potential of its product candidates and other statements containing the words “will,” “would,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, without limitation: uncertainties inherent in preclinical studies and clinical trials, the regulatory approval of its product candidates, the Company’s ability to fund its research and development efforts, and other factors discussed in the “Risk Factors” section of Ikena’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which is on file with the SEC, as updated by any subsequent SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof, and Ikena expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

Gwen Schanker

LifeSci Communications

gschanker@lifescicomms.com

Investor Contact:

Rebecca Cohen

Ikena Oncology

rcohen@ikenaoncology.com